Getty Images Reports First Quarter 2024 Results
•Grew Active Annual Subscribers by 79% to 262,000
•Annual Subscription Revenue Rose to 55.4% of Total Revenue
•Reaffirms Outlook with Expected Return to Topline Growth in 2024

New York, NY, May 9, 2024 – Getty Images Holdings, Inc. “Getty Images” or the “Company”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the first quarter ended March 31, 2024.

“We were pleased to deliver healthy performance across most of our key business metrics, including our sixth consecutive quarter of robust growth in Active Annual Subscribers, all while navigating through what we expected to be the most challenging quarter of 2024,” said Craig Peters, Chief Executive Officer for Getty Images. Our strategic partnership with NVIDIA continues to expand our commercially safe generative AI offerings, bringing a high-quality tool with indemnification to our iStock customers, extending capabilities across our pre-shot creative library, and now offering enterprise custom fine-tuning services. Combine these capabilities with Getty Images’ industry leading services and photographic talent, premium creative content and exclusive partnerships and we are delivering a unique offering to our customers globally.”

“We maneuvered well through the anticipated early headwinds in 2024 and delivered good progress against key metrics that emphasize the strength or our core business, including the growth in annual subscribers and sustained levels of paid downloads,” said Jenn Leyden, Chief Financial Officer. As we look ahead, we will remain fiscally disciplined and laser focused on execution. We are confident in our ability to return to topline growth in 2024 as our headwinds turn to tailwinds.”

First Quarter 2024 Financial Summary:
•Revenue for the period was $222.3 million, a decrease of 5.7% year-over-year on both a reported and currency neutral basis.
•Creative revenue was $138.9 million, a decrease of 5.2% year-over-year on both a reported and currency-neutral basis.
•Editorial revenue was $79.4 million, a decrease of 6.2% year-over-year and 6.4% on a currency-neutral basis.
•Annual Subscription Revenue as a percentage of total revenue grew to 55.4%, up from 50.7% in Q1'23.
•Net Income of $13.6 million, compared to Net Income of $3.2 million in Q1'23. Included in Q1'24 results is a $16.4 million unrealized gain primarily related to the related to the change in fair value of the Company’s euro term loan, compared to an unrealized loss of $10.9 million in Q1'23. Net Income Margin for Q1'24 was 6.1% compared to 1.4% in Q1'23.
•Adjusted EBITDA* of $70.2 million, down 7.9% year over year and 7.7% on a currency neutral basis. Adjusted EBITDA Margin* remained strong at 31.6% and 32.4% for Q1'24 and Q1'23, respectively.
•Adjusted EBITDA less capex* was $55.8 million, down 8.2% year over year and 8.1% on a currency neutral basis.

Liquidity and Balance Sheet:
•Net cash provided by operating activities of $21.5 million in Q1'24, compared to $31.9 million in the prior year period.
•Free cash flow* of $7.0 million in Q1'24, compared to $16.4 million in the prior year period.

•Ending cash balance on March 31, 2024 was $134.2 million, down $2.4 million from the ending balance on December 31, 2023 and up $17.4 million from March 31, 2023. We have $150.0 million available through our Revolver which remains undrawn, for total available liquidity of $284.2 million.
•Total debt was $1.386 billion, which included $300.0 million in senior notes and a term loan balance of $1.086 billion, consisting of $634.4 million in USD and $451.9 million in USD equivalent of Euros, converted using exchange rates as of March 31, 2024.
•After the close of the quarter, in line with its commitment to further delever the balance sheet, the Company made a voluntary repayment on the USD term loan of $30 million in May from balance sheet cash.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)
Our KPIs outlined below are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction. KPI comparisons for the last twelve months ended March 31, 2024 reflect Hollywood strike impact. For the twelve months ended March 31, 2023, the KPI comparisons reflect some COVID-19 impact.

	Last Twelve Months Ended March 31,
	2024	2023	Increase / (Decrease)
LTM total purchasing customers (thousands)[1]	769	829	(7.2)%
LTM total active annual subscribers (thousands)[2]	262	147	79.0%
LTM paid download volume (millions)[3]	95	95	—%
LTM annual subscriber revenue retention rate[4]	90.0%	99.8%	-980 bps
Image collection (millions)[5]	544	510	6.7%
Video collection (millions) [5]	29	25	15.3%
LTM video attachment rate[6]	14.0%	13.4%	+60 bps

Annual subscription - includes all products with a duration of 12 months or longer

1 The count of total customers who made a purchase within the reporting period based on billed revenue.
2 The count of customers who were on an annual subscription product during the reporting period.
3 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.
4 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period.
5 A count of the total images and videos in our content library as of the reporting date.
6 A measure of the percentage of total paid customer downloaders who are video downloaders.

First Quarter 2024 and Other Recent Business Highlights:
•In early April acquired Motorsport Images, a truly iconic archive of automotive imagery and video with deep partner relationships that augments Getty Images’ existing offerings.
•Expanded Getty Images’ commercially safe generative AI offerings in partnership with NVIDIA, launching the Generative AI by iStock tool and new AI capabilities such as inpainting and outpainting. Getty Images also announced upcoming custom fine-tuning capabilities, offering enterprise services to custom fine-tune the NVIDIA Edify foundation model to a company’s brand and visual style.
•Announced the renewal of partnerships with Bloomberg and The English Football Association and new partnerships with the Saudi Pro League, Visual Capitalist, FilmPac, Spectee and Niche Sport Media.

•Getty Images photographers honored with over 40 awards for excellence in categories including news, sport and politics at ceremonies such as the White House News Photographers Association Awards, the SJA British Sports Journalism Awards and NPPA’s Best of Photojournalism awards.
•Added Southern University and A&M College in Louisiana, Lincoln University in Pennsylvania, and Delaware State University as partners in Getty Images’ Historically Black Colleges & Universities (HBCUs) Program that provides funding towards the digitization of HBCU’s photographic libraries.

Financial Outlook for Full Year 2024
The following tables summarize Getty Images’ fiscal year 2024 guidance which remains unchanged:

2024 Guidance
Revenue	$928 million to $947 million
Revenue YoY	1.3% to 3.3%
Revenue YoY, Currency Neutral	1.0% to 3.0%
Adjusted EBITDA	~$298 million
Adjusted EBITDA YoY	~(1.2)%
Adjusted EBITDA YoY, Currency Neutral	~(1.5)%

Guidance has not been updated to reflect the impact of the recent volatility in foreign currency exchange rates. The Company will continue to monitor FX markets and update guidance when it has better visibility.

Webcast & Conference Call Information
The Company will host a conference call and live webcast with the investment community at 4:30 p.m. EDT today, Thursday, May 9, 2024, to discuss its first quarter 2024 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-800-225-9448 (in the U.S.) or 1-203-518-9708 (international callers). A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 11155671.

About Getty Images
Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 564,000 content creators and more than 320 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end‑to‑end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content and uncapped indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; our ability to grow our subscriptions business; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the legal, social and ethical issues relating to the use of new and evolving technologies, such as Artificial Intelligence (“AI”), including statements regarding AI and innovation momentum; the increased use of AI applications such as generative AI technologies that may result in harm to our brand, reputation, business, or intellectual property; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity vulnerabilities; the risk that any prolonged strike by, or lockout of, one or more of the unions that provide personnel essential to the production of films or television programs, such as the 2023 strike by the writers’ union and the actors' unions, could further impact our entertainment business; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services, including with respect to our AI initiatives; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation the impact of recent bank failures on the marketplace and the ability to access credit and significant political or civil disturbances in international markets where we conduct business; the risk that claims, judgments, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A common stock on the New York Stock Exchange; volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock; the lingering effects of the COVID-19 pandemic; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act of 1933, as amended; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A Common Stock without stockholder approval; costs related to operating as a public company; and those factors discussed under the heading “Item 1.A. Risk Factors” of our most recently filed Annual Report on Form 10-K. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K and in our other filings with the SEC. The risks described under the heading “Item 1.A. Risk Factors” in our most recently filed Annual Report on Form 10-K and other filings with the SEC are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$222,278	$235,642

Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$60,256	$63,286
Selling, general and administrative expenses	100,944	102,223
Depreciation	14,360	13,023
Amortization	534	7,207
Loss on litigation	2,022	172
Other operating expenses – net	3,128	279
Total operating expenses	181,244	186,190
Income from operations	41,034	49,452

Other (expense) income, net:
Interest expense	(32,724)	(30,497)
Loss on fair value adjustment for swaps – net	(1,459)	(2,085)
Unrealized foreign exchange gains (loss) – net	16,422	(10,922)
Other non-operating income – net	1,515	488

Total other expense – net	(16,246)	(43,016)
Income before income taxes	24,788	6,436
Income tax expense	(11,201)	(3,233)

Net income	13,587	3,203
Less:
Net income attributable to non-controlling interest	132	507
Net income attributable to Getty Images Holdings, Inc.	$13,455	$2,696

Net income per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$0.03	$0.01
Diluted	$0.03	$0.01

Weighted-average Class A common shares outstanding:
Basic	405,635	395,307
Diluted	414,893	408,641

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and par value data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$134,198	$136,623
Restricted cash	4,538	4,227
Accounts receivable – net of allowance of $6,439 and $6,526, respectively	138,441	138,730
Prepaid expenses	16,117	15,798
Insurance recovery receivable	47,684	48,615
Taxes receivable	9,789	9,758
Other current assets	12,850	11,253
Total current assets	363,617	365,004
Property and equipment, net	178,226	179,378
Operating lease right-of-use assets	38,744	41,098
Goodwill	1,499,432	1,501,814
Intangible assets, net of accumulated amortization	397,399	403,805
Deferred income taxes, net	69,235	69,400
Other assets	38,800	41,262
Total assets	$2,585,453	$2,601,761
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,837	$102,525
Accrued expenses	36,407	43,653
Income taxes payable	13,941	11,325
Litigation reserves	99,539	98,149
Deferred revenue	180,603	176,349
Total current liabilities	422,327	432,001
Long-term debt, net	1,384,938	1,398,658
Lease liabilities	36,899	39,858
Deferred income taxes, net	24,837	21,580
Uncertain tax positions	24,610	24,772
Other long-term liabilities	2,697	3,462
Total liabilities	1,896,308	1,920,331

Stockholders' equity:
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 407.3 million shares issued and outstanding as of March 31, 2024 and 405.0 million shares issued and outstanding as of December 31, 2023	41	40
Additional paid-in capital	1,993,009	1,983,276
Accumulated deficit	(1,249,560)	(1,263,015)
Accumulated other comprehensive loss	(102,682)	(87,076)
Total Getty Images Holdings, Inc. stockholders’ equity	640,808	633,225
Non-controlling interest	48,337	48,205
Total stockholders’ equity	689,145	681,430
Total liabilities and stockholders’ equity	$2,585,453	$2,601,761

GETTY IMAGES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,587	$3,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,360	13,023
Amortization	534	7,207
Unrealized exchange (losses) gains on foreign denominated debt	(11,708)	9,489
Equity-based compensation	9,134	6,132
Deferred income taxes – net	3,422	(40)
Uncertain tax positions	(163)	1,222
Non-cash fair value adjustment for swaps - net	1,459	2,085
Amortization of debt issuance costs	743	1,031
Non-cash operating lease costs	2,913	1,878
Other	632	723
Changes in assets and liabilities:
Accounts receivable	(2,051)	(5,721)
Accounts payable	(8,877)	657
Accrued expenses	(212)	(5,079)
Insurance recovery receivable	931	—
Litigation reserves	1,390	—
Lease liabilities, non-current	(2,957)	(2,022)
Income taxes receivable/payable	145	(2,015)
Interest payable	(7,317)	(7,573)
Deferred revenue	7,883	7,833
Other	(2,320)	(118)
Net cash provided by operating activities	21,528	31,915

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(14,452)	(15,525)
Net cash used in investing activities	(14,452)	(15,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(2,201)	—
Repayment of debt	(2,600)	(2,600)
Proceeds from common stock issuance	2,021	2,639
Cash paid for settlement of employee taxes related to equity-based awards	(2,492)	—
Cash paid for equity issuance costs	—	(86)
Net cash used in financing activities	(5,272)	(47)

Effects of exchange rates fluctuations	(3,918)	2,541
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,114)	18,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – Beginning of period	140,850	102,394
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – End of period	$138,736	$121,278

Non-GAAP Financial Measures
In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(In thousands)	Three Months Ended March 31,
	2024	2023
Net income	$13,587	$3,203
Add/(less) non-GAAP adjustments:
Depreciation and amortization	14,894	20,230
Loss on litigation, net of recovery[1]	2,022	172
Other operating expense - net	3,128	279
Interest expense	32,724	30,497
Fair value adjustments, foreign exchange and other non-operating (income) expense [2]	(16,478)	12,519
Income tax expense	11,201	3,233
Equity-based compensation expense	9,134	6,132
Adjusted EBITDA	$70,212	$76,265
Capex	14,452	15,525
Adjusted EBITDA less capex	55,760	60,740
Net income margin	6.1%	1.4%
Adjusted EBITDA margin	31.6%	32.4%

1 Beginning in the third quarter 2023 reporting period, the Company reclassified historical legal fees associated with our warrant litigation from “Selling, general and administrative expenses” to “Loss on litigation” within the Condensed Consolidated Statements of Operations, and revised its Adjusted EBITDA calculation.

2 Fair value adjustments for our swaps, foreign exchange gains (losses) and other insignificant non-operating related expenses (income).

Reconciliation of Free Cash Flow

	Three Months Ended March 31,
(In millions)	2024	2023
Net cash provided by operating activities	$21.5	$31.9
Acquisition of property and equipment	$(14.5)	$(15.5)
Free Cash Flow	$7.0	$16.4

OTHER FINANCIAL DATA
Revenue by Product

	Three Months Ended March 31,				increase / (decrease)
(In thousands)	2024	% of revenue	2023	% of revenue	$ change	% change	CN % change
Creative	138,858	62.5%	146,460	62.2%	(7,602)	(5.2)%	(5.2)%
Editorial	79,429	35.7%	84,661	35.9%	(5,232)	(6.2)%	(6.4)%
Other	3,991	1.8%	4,521	1.9%	(530)	(11.7)%	(11.8)%
Total revenue	$222,278	100.0%	$235,642	100.0%	$(13,364)	(5.7)%	(5.7)%

Balance Sheet & Liquidity

(In millions)	March 31, 2024	December 31, 2023	March 31, 2023
Cash & Cash Equivalents[1]	$134.2	$136.6	$116.8
Available under Revolving Credit Facility[2]	$150.0	$150.0	$80.0
Liquidity	$284.2	$286.6	$196.8
Term Loans Outstanding - USD Tranche	$634.4	$637.0	$684.8
Term Loans Outstanding - EUR Tranche[3]	$451.9	$463.6	$456.5
Total Balance - Term Loans Outstanding[4]	$1,086.30	$1,100.6	$1,141.3
Senior Notes	$300.0	$300.0	$300.0

1 Excludes restricted cash of $4.5 million as of March 31, 2024, $4.2 million as of December 31, 2023 and $4.5 million as of March 31, 2023.
2 Our Revolving Credit Facility was effective May, 2023 and matures May, 2028.
3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of March 31, 2024 of 1.08, December 31, 2023 of 1.11, and March 31, 2023 of 1.09.
4 Represents face value of debt, not GAAP carrying value.

Investor Contact:
Getty Images
Steven Kanner
Investorrelations@gettyimages.com
Media Contact:
Getty Images
Anne Flanagan
Anne.flanagan@gettyimages.com